Exhibit 15

October 21, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our reports dated May 3, 2021 and August 3, 2021 on our reviews of interim financial information of The Goldman Sachs Group, Inc. (the Company), which are included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 are incorporated by reference in this Registration Statement on Form S-4.

Very truly yours,

/s/ PricewaterhouseCoopers LLP